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                                                               EXHIBIT (a)(1)(X)
                     AMENDED NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                (INCLUDING THE ASSOCIATED STOCK PURCHASE RIGHTS)
                                       OF

                             POLYMEDICA CORPORATION

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS HAVE BEEN EXTENDED AND
WILL NOW EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JULY 8, 2005, UNLESS
THE TENDER OFFER IS FURTHER EXTENDED.

     As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates representing shares of common stock, $0.01 par value per share (including the associated stock purchase rights issued under the Rights Agreement, between PolyMedica and Equiserve Trust
Company, dated September 13, 2002) (the "Shares"), of PolyMedica Corporation, a
Massachusetts corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary prior to the Expiration
Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section
3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                            EQUISERVE TRUST COMPANY

                           By Facsimile Transmission:

                                 (781) 380-3388

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
       By First Class Mail:        By Express Mail or Overnight Courier:              By Hand:
     Equiserve Trust Company             Equiserve Trust Company              Equiserve Trust Company
         P.O. Box 859208                   161 Bay State Drive              17 Battery Place, 11th Floor
     Braintree, MA 02185-9208              Braintree, MA 02184                   New York, NY 10004

                      To Confirm Facsimile Transmissions:

                            (781) 843-1833 ext. 200

     DELIVERY OF THIS AMENDED NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) DOES NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

     THIS NOTICE IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN AMENDED LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS IN THE AMENDED LETTER OF TRANSMITTAL, THE SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE AMENDED LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to PolyMedica Corporation, a Massachusetts corporation ("PolyMedica"), at the price per Share indicated in this Amended Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase dated May 26, 2005 (as amended prior to the date of the Supplement (as defined below), the "Original Offer to Purchase", together with the Supplement to the Offer to Purchase dated June 24, 2005 (the "Supplement"), the "Offer to Purchase"), the Supplement and the related Amended Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES TO BE TENDERED: ________ SHARES.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS
(CHECK ONLY ONE BOX):

(1) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

     By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Shares Tendered at Price Determined Under the Tender Offer," the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price determined by PolyMedica for the Shares is less than the price checked below. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by PolyMedica will be purchased at the purchase price. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE AMENDED NOTICE OF GUARANTEED DELIVERY AND/OR AMENDED LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same Shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one price.

        PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

                                  [ ]  $37.50
                                  [ ]  $37.25
                                  [ ]  $37.00
                                  [ ]  $36.75
                                  [ ]  $36.50
                                  [ ]  $36.25
                                  [ ]  $36.00
                                  [ ]  $35.75
                                  [ ]  $35.50
                                  [ ]  $35.25
                                  [ ]  $35.00
                                  [ ]  $34.75

                                       OR

(2) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE AMENDED LETTER OF TRANSMITTAL)

     By checking the box below INSTEAD OF ONE OF THE BOXES UNDER "Shares Tendered at Price Determined by Shareholder," the undersigned hereby tenders Shares at the purchase price, as the same shall be determined by PolyMedica in accordance with the terms of the Offer. Note that this election could have the effect of decreasing the price at which PolyMedica purchases your tendered Shares because Shares tendered using this election will effectively be considered available for purchase at the minimum price of $34.75 per Share. Also, note that this election could result in your Shares being purchased at the minimum tender price of $37.50 per Share.

[ ] The undersigned wants to maximize the chance of having PolyMedica purchase all of the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes

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     above, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by PolyMedica in accordance with the terms of the Offer. This action could result in receiving a price per Share as low as $34.75.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

                                    ODD LOTS
           (See Instruction 14 of the Amended Letter of Transmittal)

     To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

[ ] Is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

[ ]  is a broker, dealer, commercial bank, trust company, or other nominee that
     (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of the Shares.

     NOTE THAT ODD LOT HOLDERS MUST ALSO CHECK ONE BOX UNDER (1) OR (2) IN THE
SECTION IMMEDIATELY PRECEDING THIS "ODD LOTS" SECTION. COMPLETING ONLY THIS "ODD LOTS" SECTION IS NOT A VALID TENDER OF SHARES.

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                               CONDITIONAL TENDER
           (SEE INSTRUCTION 13 OF THE AMENDED LETTER OF TRANSMITTAL)

     A tendering shareholder may condition his or her tender of Shares upon PolyMedica purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares you indicate below is purchased by PolyMedica pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

[ ] The minimum number of Shares that must be purchased, if any are purchased, is:
      ------------------------------ Shares.

     If, because of proration, the minimum number of Shares designated will not be purchased, PolyMedica may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

[ ]  The tendered Shares represent all Shares held by the undersigned.

     Certificate Nos. (if available):
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     Name(s) and taxpayer ID No. or Social Security No. of Record Holder(s):

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                               (Please Type or Print)

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     Address(es):
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     Zip Code:
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     Daytime Area Code and Telephone Number:
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     Signature(s):
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     Dated: ------------------------------ , 2005

     If Shares will be tendered by book-entry transfer, check this box and provide the following information:

     Account Number at Book-Entry Transfer Facility:
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